Exhibit 10.35

OPERATIONS SUBLEASE AGREEMENT

THIS OPERATIONS SUBLEASE AGREEMENT (“Lease”) is made and entered into as of August 21, 2024 (the “Effective Date”) between Notes Live Foundation, a Colorado non-profit corporation whose address is 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920, herein designated as the “Landlord,” and Sunset Operations, LLC, a Colorado limited liability company, whose address 1755 Telstar Drive, Suite 501, Colorado Springs, CO 80920, herein designated as the “Tenant.”

Sunset Operations, LLC is a wholly Owned subsidiary of Notes Live, Inc. Notes Live, Inc., will serve as the guarantor of the stated obligations of the Tenant under this Lease.

WITNESSETH:

In consideration of the rent to be paid and the covenants to be performed by Tenant hereunder, Landlord does hereby lease and demise to Tenant, and Tenant does hereby lease and take from Landlord, the Premises described below, upon the following terms and conditions:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain property located in Polaris Pointe South subdivision, El Paso County, Colorado Springs, Colorado, the same being more particularly described as “Lot I” on Exhibit “A” attached hereto and incorporated herein by reference (the “Land”), together with an approximately 8,000 seat amphitheater and attendant improvements to be constructed by Landlord, at Landlord’s expense, in accordance with concept plans heretofore agreed upon between Landlord and Tenant and otherwise in accordance with design plans and specifications to be established hereafter by said parties (the “Improvements” and, together with the Land, the “Premises”.)

2. TERM OF LEASE. The term of this Lease shall commence on the Effective Date, referred to herein as the “Commencement Date,” and shall expire at midnight on the date twenty-five years from the Commencement Date, unless terminated sooner as provided in this Lease. Tenant, at its option, may extend this Lease for five additional ten-year terms by providing written notice of its intent to do so at least 120 days before expiration of said original Lease term or any extension thereof.

3. RENTAL. Tenant hereby covenants and agrees to pay to Landlord as rent hereunder “Additional Rent” as set forth in Section 4 below and “Facility Rent” as follows:

Beginning on the Commencement Date and continuing through and including the last day of the Lease term, as the same may be extended, Tenant covenants and agrees to pay Landlord, without notice, demand or set-off, annual base rent (“Facility Rent”) equal to the sum of: (a) $3,222,000.00 per year (“Base Facility Rent”), plus (b) $50,000.00 per year as a charitable trust contribution, plus (c) $5.00 multiplied by the total number of tickets sold for entry into “public events” at Amphitheater. Public events shall expressly exclude all events that are private or otherwise not open to the general public, regardless of whether payment therefor is a flat fee or based on ticket sales. Said Facility Rent shall be paid to Landlord in monthly installments. The Base Facility Rent (and only the Base Facility Rent) shall increase by 2% per year commencing on the first anniversary of the Commencement Date and continuing thereafter on each such anniversary throughout the Term, including all extensions thereof. As additional consideration hereunder, Landlord covenants and agrees that the $50,000 charitable trust contribution set forth in subsection (b) immediately above shall be distributed annually by Landlord to the City of Colorado Springs “Arts and Culture Fund.”

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4. ADDITIONAL RENT.

(a) Commencing on the Rent Commencement Date and continuing thereafter through the term of the Lease and any extension thereof, Tenant shall pay all general and special real and Personal property taxes and assessments relating to the Premises or Tenant’s personal property located on or used in connection with the Premises and all premiums for insurance maintained on the Premises by Landlord. Tenant shall pay, with each monthly rental payment, an Additional Rent Deposit, representing 1/12 of Landlord’s estimate of taxes, assessments and premiums for the Lease year. As soon as feasible (but in no event later than 90 days) after the commencement of each Lease year, Landlord will furnish Tenant a statement (“Landlords Statement”) showing the following:

(i) The amount of Additional Rent due Landlord for the previous Lease year, less credit for Additional Rent Deposits paid, if any;

(ii) Estimated real property taxes and assessments for the new Lease year;

(iii) Estimated insurance premiums for the new Lease year;

(iv) Estimates for any other costs Landlord is entitled to as Additional Rent; and

(v) The Additional Rent Deposit due monthly in the then current Lease year, including the amount or revised amount due for months prior to the rendition of the statement.

(b) Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts of Additional Rent then due in accordance with Landlords Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Additional Rent Deposit next coming due, or refunded to Tenant if the Term has already expired (which obligation shall survive such expiration) provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit to Tenant by reason of this Section. Landlord’s failure to deliver Landlord’s Statement or in computing the amount of the Additional Rent shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a release of Tenant’s obligations to pay such amounts. The Additional Rent Deposit shall be credited against Additional Rent due for the applicable Lease year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Additional Rent Deposit its estimate of Additional Rent that may not be finally determined until after the termination of this Lease. Tenants obligation to pay Additional Rent (and Landlord’s obligation to reimburse Tenant for any excess estimated payments made by Tenant) survives the expiration or termination of the Lease. Tenant will remit all taxes and insurance due as detailed in section 5(a) directly to Landlord and Landlord will pay directly to the taxing authorities and insurance provider.

(c) Landlord shall maintain books and records showing real estate taxes and assessments, insurance premiums and dues and assessments paid pursuant to any covenants. The Tenant or its representative shall have the right, for a period of one hundred fifty (150) days following the date upon which Landlord’s Statement is delivered to Tenant, to examine the Landlord’s books and records with respect to the items in Landlord’s Statement during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord’s Statement within one year of Tenant’s, receipt: thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord’s Statement shall be considered final and accepted by Tenant. Landlord shall promptly repay Tenant for any overpayments which Tenant or its auditors identify, together with interest thereon at the Interest Rate from the date paid by Tenant until refunded in full.

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5. LATE PAYMENTS.

(a) If Tenant shall neglect or fail to pay, when the same is due and payable, any Facility Rent or Additional Rent, or any other amount required to be paid under this Lease, Tenant shall pay to Landlord, in addition to such unpaid amounts, interest upon such unpaid amounts from the due date thereof to the date of payment at the rate of 12% per annum.

(b) If any installment of Facility Rent or Additional Rent is not received by Landlord from Tenant by the 10th day of the month for which such installment is due, Tenant shall immediately pay to Landlord, in addition to any interest on delinquent amounts, a late charge equal to 1% of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of costs and expenses related to the late payment and is fair compensation to Landlord for its loss suffered by such nonpayment by Tenant. The interest and late charge provisions contained herein are in addition to and do not diminish or represent a substitute for any or all of Landlord’s rights contained in this Lease.

6. DELIVERY AND CONDITION OF PREMISES. Landlord shall construct the Improvements on the Real Property and shall deliver the Premises to Tenant when the Improvements have been completed. Landlord represents, warrants, and covenants that upon delivery to Tenant, except for any condition owing to the act or negligence of Tenant, the Improvements will be completed in a good and workmanlike manner and in compliance with applicable laws, rules and regulation.

7. IMPROVEMENTS BY TENANT. Following completion of the Improvements by Landlord, Tenant shall not undertake or permit any alterations, additions or improvements to the climate regulating, air conditioning, cooling, heating or sprinkler systems, nor shall Tenant install any television or radio antennas, heavy equipment apparatus and fixtures on or within the Premises, without the written consent of Landlord. Unless otherwise provided herein, all such alterations, additions or improvements and systems, when made, installed in or attached to the Premises by Tenant (if any)„ shall belong to and become the property of the Landlord upon expiration or earlier termination of the Lease and shall be surrendered with the Premises without hindrance, molestation or injury.

8. UTILITIES AND SERVICES. Utilities and services, including, without limitation, electric, water, sewer, telephone, gas, television, satellite services, Internet, garbage collection, lawn and landscaping care, shall be Tenant’s sole responsibility and all accounts and invoicing for utilities and services shall be in Tenant’s sole name. Tenant shall during the Term of this Lease (a) contract with a service company for the servicing and maintenance of all fire extinguishing systems and all mechanical exhaust devices, including, but not limited to, hoods, fans and air flues on a monthly, or more frequent if needed, basis; and (b) provide grease interceptors in compliance with all laws and regulations and service and maintain such grease interceptors on a scheduled basis.

9. REPAIRS AND CARE. Tenant shall (i) maintain the Premises in as good condition as at the Rent Commencement Date, ordinary wear and tear and other matters set forth in this Lease excepted, and shall keep the Premises free of trash and debris; (ii) shall be responsible for all nonstructural repairs and all maintenance of the Premises, including, but not limited to, plumbing, sewer, window replacement or repair, or electrical repair; (iii) be responsible for maintenance and repair of stairways, elevators, halls, landscaping sidewalks and parking areas, if any; (iv) conform to all laws, orders and regulations of the federal, state or local governments, including special districts, or of any of their departments, applicable to the Premises; (v) repair at or before the end of the term, all injury to the Premises; and (vi) at the end of the term, surrender the Premises in as good condition as at the beginning of the term, except for those matters set forth in this Section.

10. SIGNS. The Tenant shall reserve the right to place signage consistent with the requirements outlined in the Polaris Point South REA and at all times conforming to all laws and covenants applicable thereto.

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11. COMPLIANCE WITH LAWS, ETC. Tenant shall obtain any and all government approvals required for Tenant’s intended use and occupancy of the Premises, including, but not limited to any Certificate of Occupancy and/or Certificate of Use, Site Plan Approval or Site Plan Waiver, and to promptly comply with all laws, ordinances, rules, regulations, requirements, orders, and directives of the federal, state, or local governments, including special districts, and of all their departments, agencies, bureaus and subdivisions, applicable to and affecting the use and occupancy of the Premises. Tenant shall correct and abate all nuisances, violations or other grievances in, upon or connected with the Premises and shall Promptly comply with all orders, regulations, requirements and directives issued by the Board of Fire Underwriters or similar authority and of any insurance companies that have issued or are about to issue policies of insurance covering the Premises and its contents at the Tenant’s own cost and expense. If any federal, state or local governmental authority, including special districts, having jurisdiction over the subject property, requires any improvements be made to the Premises as a result of Tenant’s use of the subject property, Tenant shall be solely responsible for same.

12. LIABILITY INSURANCE. At the Tenant’s sole expense, the Tenant shall obtain and maintain, during the Term, public liability insurance naming the Landlord, its agents and the Tenant as insureds against any and all claims for injury to or death of persons or loss or damage to property occurring upon, in or about the Premises. Such insurance shall afford minimum protection of $5,000,000.00 with respect to bodily injury to or death of any one person, $5,000,000.00 with respect to bodily injury or death in any one occurrence or accident, and $5,000,000.00 for property damage. The Tenant waives all rights of recovery against the Landlord or Landlords’ agents, employees or other representatives for any loss, damages or injury of any nature whatsoever to property or persons for which the Tenant is insured. The Tenant shall obtain from Tenant’s insurance carriers and will deliver to the Landlord, waivers of the subrogation rights under the respective policies.

13. INDEMNIFICATION. The Tenant also agrees to and shall save, hold and keep harmless and indemnify the Landlord, its officers, directors, members, shareholders, partners, lenders, agents and employees from and for any and all demands, losses, damages, claims, suits, actions, judgments, fines, penalties, payments, expenses, costs, attorney fees and investigation costs wholly or partially resulting from any acts or omissions by the Tenant or the Tenant’s agents, employees, guests, licensees, invitees, contractors, subtenants, assignees or successors, or for any cause or reason whatsoever arising out of or by reason of the occupancy by the Tenant or the conduct of the Tenant’s business. If any action or proceeding is brought against Landlord, its officers, directors, members, shareholders, partners, lenders, employees or agents, by reason of any such claim, Tenant, upon notice from Landlord, shall defend the claim at Tenant’s expense with counsel reasonably satisfactory to Landlord.

14. ASSIGNMENT. The Tenant shall not, without the written consent of the Landlord, assign, mortgage encumber, sublet or sublease the Premises or any part thereof. Landlord shall not assign, mortgage, encumber, sublet or sublease the Premises or any part thereof, except: (a) to another non-profit entity and (b) with the written consent of Tenant, which consent may be granted or withheld in Tenant’s absolute discretion.

15. USE AND POSSESSION OF PREMISES. Tenant, its successors or assigns may use the Premises for operation of a restaurant, music venue, event venue, and other public or private uses deemed appropriate by Tenant, including without limitation community and civic events. The Tenant shall not occupy or use the Premises for any purpose deemed unlawful, disreputable, or extra hazardous, on account of fire or other casualty. Tenant shall not use, store, manufacture or in any manner bring upon the Premises any hazardous wastes, hazardous chemicals, hazardous substances or petroleum products, except to the extent reasonable and common for the operation of an outdoor concert amphitheater and event venue. . Tenant and Landlord acknowledge and agree that Tenant’s use and occupancy of the Premises for the purposes described herein shall not exclude concurrent uses of the Premises by Landlord (“Concurrent Uses”), provided that such Concurrent Uses are approved in advance by Tenant in its sole and absolute discretion and shall in no way hinder, diminish or interfere with the use of the Premises by Tenant for the conduct of Tenant’s operations as established and scheduled by Tenant in its sole and absolute discretion. Subject to the foregoing and further subject to management, operations and administration protocols established by Tenant, Landlord and Tenant agree that, throughout the Term, and in addition to the Concurrent Uses, Landlord shall keep and retain the right to: (a) exclusive use of the Premises once per calendar year, at no charge, to conduct a ticketed concert or other event for the benefit of Landlord or a non-profit affiliate of Landlord; and (b) use the Premises and its facilities to promote and market Landlord or a non-profit affiliate of Landlord, including concert or other entertainment events promoted by, produced, or held on the Premises by Landlord or a non-profit affiliate of Landlord or their contract parties.

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16. SUBORDINATION. This Lease and Tenant’s rights under this Lease are subject and subordinate to any first mortgage, first deed of trust, or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements thereof that any subsequent time affects the Premises or any interest of Landlord in the Premises or Landlord’s interest in this Lease and the estate created by this Lease. Tenant agrees to execute, acknowledge and deliver to Landlord, at any time and from time to time, upon demand by Landlord, documents requested by Landlord, any mortgage or any holder of a deed of trust or other instrument described in this section, to confirm or effect the subordination provided herein. Any refusal by Tenant to execute and deliver such documents shall be a material breach of this Lease.

17. ESTOPPEL CERTIFICATE. Landlord and Tenant agree at any time and from time to time, upon not less than 20 days’ prior written request by either of them to the other, to execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and the date to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this section may be relied upon by any prospective purchaser of the fee, or mortgagee or assignee of any mortgage upon the fee or leasehold interest in the Premises, or by any assignee of the Tenant.

18. CONDEMNATION. If the Premises, or the land or property of which the Premises are a part, or any portion thereof, is taken under eminent domain or condemnation proceedings, or is sold or conveyed in lieu of any formal eminent domain or condemnation proceedings or actions, then this Lease shall terminate, and the term thereof shall end as of the date possession is taken. Tenant shall have no claim or right to claim or be entitled to any portion of any amount that may be awarded as damages or paid as the result of such taking or sale; and all rights of the Tenant to damages, if any, are hereby assigned to the Landlord.

19. FIRE AND OTHER CASUALTY. Tenant shall immediately notify Landlord of any fire or other casualty at the Premises. If the Premises is damaged by fire or other casualty, but not so as to render the Premises untenantable, the Landlord shall repair the same as speedily as practicable, but the Tenant’s obligation to pay the rent hereunder shall not cease. If, in the opinion of the Landlord, the Premises be so extensively and substantially damaged as to render it untenantable, then the rent shall cease until such time as the Premises shall be made tenantable by the Landlord. However, if; in the opinion of the Landlord, the Premises be totally destroyed or so extensively and substantially damaged as to require practically a rebuilding thereof, then Landlord shall either: (a) notify Tenant that the Lease is terminated; or (b) notify Tenant that Landlord intends to rebuild the Premises, in which case, rent shall be abated from the date of the fire or other casualty until issuance of a certificate of occupancy for the Premises, during which time Tenant may terminate this Lease by written notice to Landlord. In no event however, shall the provisions of this clause become effective or be applicable, if the fire or other casualty results from the carelessness, negligence or improper conduct of the Tenant or the Tenant’s agents, employees, guests, contractors, licensees, invitees, subtenants, assignees or successors. In such case, the Tenant’s liability for the payment of the rent and the performance of all the covenants, conditions and terms hereof on the Tenant’s part to be performed shall continue and the Tenant shall be liable to the Landlord for the damage and loss suffered by the Landlord. Tenant shall repair all damages caused to the Premises by vandalism or burglary.

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20. REIMBURSEMENT OF LANDLORD. If the Tenant shall fail or refuse to comply with and perform any conditions and covenants of this Lease, the Landlord may if the Landlord so elects, carryout and perform such conditions and covenants, at the cost and expense of the Tenant. All costs and expenses incurred by Landlord pursuant to this section shall be Additional Rent and shall be due and payable within 15 days after written demand from Landlord to Tenant This remedy shall be in addition to any other remedies the Landlord may have upon Tenant’s breach of any of the covenants and conditions in this Lease.

21. INSPECTION AND REPAIR. Landlord, its agents, employees or other representatives, may enter into and upon the Premises, or any part thereof, at all reasonable hours, for the purpose of examining the same or making such repairs or alterations therein as may be necessary for the safety and preservation thereof. This clause shall not be deemed to be a covenant by the Landlord nor be construed to create an obligation on the part of the Landlord to make such inspection or repairs.

22. RIGHT TO EXHIBIT. Landlord, its agents, employees or other representatives, may enter into and upon the Premises, or any part thereof, at all reasonable hours, to show the premises to persons wishing to rent or purchase the same. Beginning 90 days prior to the expiration of this Lease, the Landlord, its agents, employees or other representatives, shall have the right to place notices on the front of the Premises or any part thereof, offering the Premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

23. INCREASE OF INSURANCE RATES. If for any reason it shall be impossible to obtain fire and other hazard insurance on the buildings and improvements of which it is a part, in an amount and form and with insurance companies acceptable to the Landlord, the Landlord may, if the Landlord so elects at any time thereafter, terminate this Lease, upon giving the Tenant fifteen days’ notice in writing of such termination.

24. LANDLORD’S REMEDIES ON DEFAULT.

(a) The failure of Tenant to perform each covenant made under this Lease, including any abandonment of the Premises by Tenant, shall constitute a default hereunder. However, Landlord shall not commence any action to terminate Tenant’s right of possession as a consequence of a default until the period of grace with respect thereto, if any, has elapsed.

(i) Tenant shall have a period of three (3) days from the date of written notice from Landlord within which to cure any default in the payment of any monetary obligations of Tenant under this Lease.

(ii) Tenant shall have a period of fifteen (15) days from the date of written notice from Landlord within which to cure any other default under this Lease which is capable of being cured; provided, however, that with respect to any curable default which cannot reasonably be cured within fifteen (15) days, the default shall not be deemed to be uncured if Tenant commences to cure within fifteen (15) days from Landlord’s notice and thereafter prosecutes diligently and continuously to completion all acts required to cure the default.

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(b) If Tenant fails to cure a default, Landlord shall have the following rights and remedies in addition to any other rights and remedies available to Landlord at law or in equity:

(i) The right to continue this Lease in effect and to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant’s right to possession. Acts of maintenance or preservation, efforts to relent the Premises, or the ex parte appointment of a receiver upon Landlord’s initiative to protect its interest under this Lease shall not constitute a termination of Tenant’s right to possession;

(ii) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law. Tenant shall be entitled to retain possession of the Premises for a period of one hundred twenty (120) days following service of such notice;

(iii) If Tenant has vacated the Premises, the right and power to enter the Premises and remove therefrom all persons and property, at the discretion of the Landlord, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant. Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term of this Lease) and at such rent and such other terms as Landlord in its discretion may deem advisable, with the right to make alterations and repairs to the Premises. Rents received from such subletting shall be applied first, to payment of any indebtedness other than rent due hereunder, from Tenant to Landlord; second, to payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

25. REMOVAL OF TENANT’S PROPERTY. Any equipment, fixtures, goods or other property of the Tenant not removed by the Tenant upon the termination of this Lease, or upon any quitting, vacating or abandonment of the Premises by the Tenant, or upon the Tenant’s eviction, shall be considered as abandoned and the Landlord shall have the right, without any notice to the Tenant, to sell or otherwise dispose of the same, at the expense of the Tenant, and shall not be accountable to the Tenant for any part of the proceeds for such sale, if any.

26. NON-LIABILITY OF LANDLORD. The Landlord shall not be liable for, and Tenant hereby releases and waives any claim against Landlord arising out of, any damage or injury which may be sustained by the Tenant or any other person, as a consequence of the failure, breakage, leakage or obstruction of water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, downspouts or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators, or hoisting equipment or by reason of the elements; or attributable to any interference with, interruption of or failure beyond the control of the Landlord, of any services to be furnished or supplied by the Landlord.

27. NON-WAIVER OF LANDLORD. The various rights, remedies, options and elections of the Landlord, expressed herein, are cumulative, and the failure of the Landlord to enforce strict performance by the Tenant of the conditions and covenants of this Lease or to exercise any election or option or to resort or have recourse to any remedy herein confirmed or the acceptance by the Landlord of any installment of rent after any breach by the Tenant, in any one or more instances, shall not be construed and deemed to be a waiver or a relinquishment for the future by the Landlord of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

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28. NON-PERFORMANCE BY LANDLORD. This lease and the obligation of the Tenant to pay the rent hereunder and to comply with the covenants and conditions hereof, shall not be affected, curtailed, impaired or excused because of the Landlord’s inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the control of the Landlord.

29. SEVERABILITY. Tie terms, conditions, covenants and provisions of this Lease shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, it shall not affect the validity of any other clause or provision herein, but such other clauses or provisions shall remain in full force and effect.

30. NOTICES. All notices required under the terms of this Lease shall be given and shall be completed by hand—delivery or mailing such notices by certified or registered mail, return receipt requested, to the address of the parties as shown at the head of this Lease or to such other address as may be designated in writing, which notice of change of address shall be given in the same manner.

31. TITLE AND QUIET ENJOYMENT. The Landlord covenants and represents that the Landlord is the owner of the Premises and has the right and authority to enter into, execute and delivery this Lease and does further covenant that the Tenant, on paying the rent and performing the conditions and covenants herein contained, shall and may peaceably and quietly have, hold and enjoy the Premises for the term of the Lease.

32. ENTIRE CONTRACT. This Lease contains the entire contract between the parties relating to the subject matter of this Lease. No additions, changes or modifications, renewals or extensions hereof shall be binding unless reduced to writing and signed by the Landlord and the Tenant.

33. MECHANICS LIENS. No one shall have any lien or claim against the Landlord or Landlord’s interest in the Premises for work done or materials supplied at the insistence of Tenant. If any mechanics’ or other liens are created or filed against the Premises, or the land upon which it is located, by reason of labor performed or materials furnished for the Tenant in the erection, construction, completion, alteration, repair or addition to any building or improvement, the Tenant shall upon demand, at the Tenant’s own cost and expense, cause such lien or liens to be satisfied and discharged of record together with any Notices of Intent that may have been filed.

34. HOLDOVER. Any rule of law to the contrary notwithstanding, in the event the Tenant remains in possession of the Premises or any part thereof subsequent to the expiration of the term hereof and such holding over shall be with the consent of the Landlord, it shall be conclusively deemed that such possession and occupancy shall be for a tenancy from month-to-month, subject to all of the other terms and conditions of this Lease, including, without limitation, Rent Adjustments.

35. BROKERS. Neither Landlord nor Tenant has not dealt with any broker or finder with re aid to the Premises or this Lease. Tenant will indemnify Landlord against any loss, liability and expense (including attorneys’ fees and court costs) arising out of claims for fees or commissions from anyone with whom Tenant has dealt in regard to the Premises or this Lease. Landlord will indemnify Tenant against any loss, liability and expense (including attorneys’ fees and court costs) arising out of claims for fees or commissions from anyone with whom Landlord has dealt in regard to the Premises or this Lease.

36. RECORDATION. Tenant shall not file this Lease in the real property records of any county clerk and recorder.

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37. INTERPRETATION. This Lease is the product of negotiations between the Parties, therefore, the rule of construction which provides that ambiguities in a contract shall be construed against the drafter shall not apply to this Lease and all Parties waive any such defense to the terms of this Lease. In all references herein to any Parties, persons, entities or corporations the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

38. BINDING EFFECT; BENEFIT. All the terms covenants and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns.

39. APPLICABLE LAW. This Lease is made and entered into, and shall be governed by and construed in accordance with, the laws of the State of Colorado. Any suits, proceedings, arbitrations, or other actions relating to, arising out of or in connection with this Lease shall be submitted to the jurisdiction of the courts located exclusively in the State of Colorado, City of Colorado Springs.

40. ATTORNEYS’ FEES AND COSTS. In the event an arbitration, suit or action is brought by any Party to this Agreement to enforce any terms of this Agreement, or in any appeal therefrom, it is agreed that the prevailing Party shall be awarded its costs and expenses incurred in the proceeding, including without limitation, reasonable attorney fees, expert witness fees, filing fees, arbitrator fees and interest, to be fixed by the arbitrator, trial court, and/or appellate court.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year written herein below:

LANDLORD:		TENANT:

Notes Live Foundation		Sunset Operations, LLC

By:	/s/ JW Roth	By:	/s/ JW Roth
Title:	Manager	Title:	Manager
Date:	8-21-24	Date:	8-21-24

Guarantor:

Notes Live, Inc.

By:	/s/ JW Roth
Title:	Manager
Date:	8-21-24

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EXHIBIT A

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